UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
  WASHINGTON, DC 20549

___________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):
April 30, 2010

American Realty Capital Trust, Inc.
 (Exact Name of Registrant as Specified in Its Charter)

Maryland
 (State or Other Jurisdiction of Incorporation)

333-145949	71-1036989
(Commission File Number)	(IRS Employer Identification No.)

106 Old York Road Jenkintown, PA	19046
(Address of Principal Executive Offices)	(Zip Code)

(215) 887-2189 (Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition of Assets.

On April 30, 2010, American Realty Capital Trust, Inc. (the “Company”) acquired a build-to-suit, freestanding, fee-simple distribution facility for FedEx Freight West, Inc. (“FedEx Freight West”), a wholly owned subsidiary of FedEx Corporation (NYSE: “FDX”).  The distribution facility is approximately 118,796 square feet and located in West Sacramento, California.  FedEx Corporation is the lease guarantor.  The aggregate purchase price was $34,211,889, inclusive of all closing costs and fees.

The original lease term at commencement was 15 years with 11.2 years currently remaining.  The lease contains rental escalations equivalent to the cumulative increase in the Consumer Price Index over the previous 30 months, with a minimum increase of 5% and a maximum increase of 10%.  The lease provides for 3 renewal options of 5 years each followed by one renewal option of 4 years.  The lease is double net with the landlord responsible for roof and structure.  The average annual base rent for the initial term is approximately $3,087,000.

Address	City	State	Purchase Price	Compensation to Advisor and Affiliates (1)
4075 Channel Drive	West Sacramento	CA	$34,211,889	$485,000

(1)  Represents acquisition fee and financing coordination fee.

The Company financed the acquisition of the property with a 5-year first mortgage loan from Ladder Capital Finance, LLC, proceeds from the sale of our common stock and a $3,000,000 investment from an unrelated third party. The loan from Ladder Capital Finance, LLC will be secured by a mortgage on the property.

Mortgage Debt Amount	Rate	Maturity Date
$15,000,000	5.49%	5 years

Fedex Freight West provides regional less-than-truckload transportation services in the western United States.  It transports general commodities. The company also provides online shipping transactions services.  Fedex Freight West was founded in 1966 as Viking Delivery Service, Inc. and changed its name to Viking Freight System, Inc. in 1974 and then to Viking Freight, Inc. in 1996. It further changed its name to Fedex Freight West, Inc. in 2002. The company is based in San Jose, California.  As of February 12, 2001, Fedex Freight West was acquired by FedEx Corporation.

FedEx Corporation currently files its financial statements in reports filed with the U.S. Securities and Exchange Commission, and the following summary financial data regarding FedEx Corporation are taken from such filings:

(Amounts in Millions)	Nine Months Ended	Year Ended
	February 28, 2010 (Unaudited)	May 31, 2009 (Audited)	May 31, 2008 (Audited)	May 31, 2007 (Audited)
Statement of Operations
Revenues	$25,306	$35,497	$37,953	$35,214
Operating income	1,302	747	2,075	3,276
Net income	765	98	1,125	2,016

Condensed Consolidated Balance Sheets
Total assets	24,876	24,244	25,633	24,000
Long-term debt	1,668	1,930	1,506	3,909
Total common stockholders investment	14,380	13,626	14,526	12,656

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN REALTY CAPITAL TRUST, INC.

Date: May 6, 2010	By:	/s/ Nicholas S. Schorsch
		Name:	Nicholas S. Schorsch
		Title:	Chief Executive Officer and Chairman of the Board of Directors